EXHIBIT 10.10

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of August 19, 2005, is between Flotek Industries, Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association, a national banking association (the “Bank”).

RECITALS

A.    Pursuant to a Credit Agreement dated as of February 14, 2005 (the “Credit Agreement”), between the Borrower and the Bank, the Bank agreed to make revolving credit and term loans available to the Borrower.

B.    The Borrower has requested that the Credit Agreement be amended to increase the amount available to be borrowed, as more fully set forth herein, and the Bank is willing to do so subject to the terms and conditions set forth herein and provided that the Borrower and the Guarantors (as defined in the Credit Agreement) ratify and confirm all of their respective obligations under the Credit Agreement and the other Credit Documents.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this amendment, the Borrower and the Bank agree as follows:

1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)   The following definitions are hereby added to Article I of the Credit Agreement in the appropriate alphabetical order:

“Acquisition Commitment” means the Bank’s Commitment to make an Advance in the aggregate amount of $1,000,000 pursuant to Section 2.01(f).

“Acquisition Loan” has the meaning specified in Section 2.01(f).

“Acquisition Note” means a promissory note payable to the order of the Bank evidencing the Acquisition Loan, together with all modifications, extensions, renewals and rearrangements thereof.

“Additional Equipment Commitment” means the Bank’s Commitment to make an Advance in the aggregate amount of $1,320,000.02 pursuant to Section 2.01(d).

“Additional Equipment Loan” has the meaning specified in Section 2.01(d).

“Additional Equipment Note” means a promissory note payable to the order of the Bank evidencing the Additional Equipment Loan, together with all modifications, extensions, renewals and rearrangements thereof.

“Additional Real Estate Commitment” means the Bank’s Commitment to make an Advance in the aggregate amount of $225,000 pursuant to Section 2.01(e).

“Additional Real Estate Loan” has the meaning specified in Section 2.01(e).

“Additional Real Estate Note” means a promissory note payable to the order of the Bank evidencing the Additional Real Estate Loan, together with all modifications, extensions, renewals and rearrangements thereof.

“Additional Real Property” means real property owned by Harmon and its Subsidiaries.

“Amendment Effective Date” means August 19, 2005.

“Equity Interests” means (i) any capital stock, partnership, joint venture, member or limited liability or unlimited liability interest, beneficial interest in a trust or similar entity, or other equity interest in another Person of whatever nature, and (ii) any warrants, options or other rights to acquire such stock or interests.

“Harmon” means Harmon’s Machine Works, Inc., a Texas corporation.

“Harmon Acquisition” means the purchase by Turbeco, Inc. of certain assets of Harmon pursuant to the Asset Purchase Agreement dated as of August 4, 2005, among Turbeco, Inc., Harmon and James Harmon.

“Note” and “Notes” means the Equipment Note, the Additional Equipment Note, the Real Estate Note, the Additional Real Estate Note, the Acquisition Note and the Working Capital Note, individually or collectively, as appropriate.

“Original Equipment Loan” has the meaning specified in Section 2.01(b).

“Original Real Estate Loan” has the meaning specified in Section 2.01(c).

(b)    The definition of “Equipment Loan” is hereby amended to read as follows:

“Equipment Loan” means the Original Equipment Loan and the Additional Equipment Loan.

(c)    The definition of “Real Estate Loan” is hereby amended to read as follows:

“Real Estate Loan” means the Original Real Estate Loan and the Additional Real Estate Loan.

(d)    The definition of “Working Capital Commitment” is hereby amended to read as follows:

“Working Capital Commitment” means the Bank’s Commitment to make Advances in the aggregate amount of $6,000,000 pursuant to Section 2.01(a) as reduced from time to time pursuant to Section 2.03.

(e)    Section 2.01 of the Credit Agreement is hereby amended to read as follows:

SECTION 2.01    The Advances.

(a)    Subject to the terms and conditions of this Agreement, including those in Article V, the Bank shall make Advances (the “Working Capital Loan”) to the Borrower from time to time on any Business Day during the period from the date hereof until the Working Capital Loan Maturity Date in an aggregate amount not to exceed at any time outstanding the Working Capital Commitment. Within the limits of the Working Capital Commitment, the Borrower may borrow, prepay and reborrow pursuant to the terms hereof; provided, however, that the Working Capital Exposure shall at no time exceed the lesser of (y) the Working Capital Commitment or (z) the Working Capital Loan Borrowing Base.

(b)    The Bank has previously made an Advance (the “Original Equipment Loan”) to the Borrower on February 14, 2005, having an original principal amount of $7,000,000. The Original Equipment Loan has a current outstanding principal balance of $6,299,998.98. The Borrower may not reborrow amounts repaid with respect to the Original Equipment Loan.

(c)    The Bank has previously made an Advance (the “Original Real Estate Loan”) to the Borrower on February 14, 2005, having an original principal amount of $885,437. The Original Real Estate Loan has a current outstanding principal balance of $826,922.12. The Borrower may not reborrow amounts repaid with respect to the Real Estate Loan.

(d)    Subject to the terms and conditions of this Agreement, including those in Article V, the Bank shall make an Advance (the “Additional Equipment Loan”) to the Borrower on the Amendment Effective Date in an aggregate amount not to exceed the Additional Equipment Commitment. The Borrower may not reborrow amounts repaid with respect to the Additional Equipment Loan. The Additional Equipment Commitment shall terminate at the close of business on the Amendment Effective Date.

(e)    Subject to the terms and conditions of this Agreement, including those in Article V, the Bank shall make an Advance (the “Additional Real Estate Loan”) to the Borrower on the Amendment Effective Date in an aggregate amount not to exceed the lesser of (i) the Additional Real Estate Commitment and (ii) 75% of the appraised value of the Additional Real Property. The Borrower may not reborrow amounts repaid with respect to the Additional Real Estate Loan. The Additional Real Estate Commitment shall terminate at the close of business on the Amendment Effective Date.

(f)    Subject to the terms and conditions of this Agreement, including those in Article V, the Bank shall make an Advance (the “Acquisition Loan”) to the Borrower on the Amendment Effective Date in an aggregate amount not to exceed the Acquisition Commitment. The Borrower may not reborrow amounts repaid with respect to the Acquisition Loan. The Acquisition Commitment shall terminate at the close of business on the Amendment Effective Date.

(f)    Section 3.01(a) of the Credit Agreement is hereby amended to read as follows:

(a)    The aggregate amount of all Advances made by the Bank under the Working Capital Loan shall be evidenced by the Working Capital Note. The aggregate amount of all Advances made by the Bank under the Original Equipment Loan shall be evidenced by the Original Equipment Note. The aggregate amount of all Advances made by the Bank under the Original Real Estate Loan shall be evidenced by the Original Real Estate Note. The aggregate amount of all Advances made by the Bank under the Additional Equipment Loan shall be evidenced by the Additional Equipment Note. The aggregate amount of all Advances made by the Bank under the Additional Real Estate Loan shall be evidenced by the Additional Real Estate Note. The aggregate amount of all Advances made by the Bank under the Acquisition Loan shall be evidenced by the Acquisition Note.

(g)    Section 3.02 of the Credit Agreement is hereby amended to read as follows:

SECTION 3.02

(a)    The Original Real Estate Loan, the Additional Real Estate Loan and each Working Capital Advance shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Prime Rate in effect from time to time and (ii) the Highest Lawful Rate.

(b)    The Original Equipment Loan and the Additional Equipment Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Prime Rate in effect from time to time plus 0.50% and (ii) the Highest Lawful Rate.

(c)    The Acquisition Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Prime Rate in effect from time to time plus 1.0% and (ii) the Highest Lawful Rate.

(d)    Interest on each Advance shall be payable on each Interest Payment Date and on any other date on which any payment of principal of such Advance is made.

(e)    If the Borrower shall default in the payment of the principal of or interest on any Advance, or any amount becoming due hereunder or under any Loan Document, the Borrower shall on demand pay interest, to the extent permitted by applicable law, on such defaulted amount at a rate per annum equal to the lesser of (i) the rate otherwise applicable to such Advance plus 4% and (ii) the Highest Lawful Rate.

(h)    Section 3.04 of the Credit Agreement is hereby amended to read as follows:

SECTION 3.04    Principal Payments.

(a)    Subject to the mandatory prepayment and acceleration provisions of this Agreement, the Borrower hereby promises to pay the unpaid principal balance of the Working Capital Note on the Working Capital Loan Maturity Date.

(b)    The Borrower hereby promises to pay the principal balance of the Equipment Loan outstanding on the Amendment Effective Date in 54 principal installments of $127,000.00 payable on each Interest Payment Date and a final installment of $889,000.00 payable on the Termination Date.

(c)    The Borrower hereby promises to pay the principal balance of the Real Estate Loan outstanding on the Amendment Effective Date in 54 principal installments of $5,844.01 payable on each Interest Payment Date and a final installment of $736,345.63 payable on the Termination Date.

(d)    The Borrower hereby promises to pay the Acquisition Loan in 17 monthly principal installments of $55,555.55 payable on each Interest Payment Date and a final installment of $55,555.65 payable on January 31, 2007.

(i)    Section 3.05 of the Credit Agreement is hereby amended to read as follows:

SECTION 3.05    Voluntary Prepayments. The Borrower may prepay the outstanding principal amount of any Advance in whole or in part, together with accrued unpaid interest to the date of such prepayment on the principal amount prepaid by giving the Bank at least one Business Day’s prior notice. All such prepayments shall be applied first to accrued, but unpaid, interest on such Advance, then to the principal amount of such Advance. Payments of principal on the Equipment Loan, the Real Estate Loan and the Acquisition Loan shall be applied to the remaining installments thereof in inverse order of maturity. If the Borrower prepays all or part of the Equipment Loan or the Real Estate Loan prior to the third anniversary of the Effective Date, the Borrower shall pay the Bank a prepayment fee equal to 1% of the Commitment amount as of the Effective Date.

(j)    Section 3.06 of the Credit Agreement is hereby amended to read as follows:

SECTION 3.06    Mandatory Prepayments.

(a)    In the event any Working Capital Loan Borrowing Base Certificate submitted pursuant to Section 7.02 reflects that the Working Capital Exposure exceeds the Working Capital Loan Borrowing Base, the Borrower shall promptly make a prepayment in an aggregate principal amount equal to such excess.

(b)    Within 15 days after the delivery of annual financial statements of the Borrower and its Subsidiaries for the fiscal year ending December 31, 2005, and each fiscal year thereafter, as contemplated by Section 7.02(a), the Borrower shall repay the Acquisition Loan and the Equipment Loan, without premium or penalty, in an amount equal to 50% of Excess Cash Flow for such fiscal year. Such payments shall be applied to the Acquisition Loan prior to any application to the Equipment Loan.

(c)    Within five days after the receipt of Net Proceeds from the issuance of any Equity Interests of the Borrower or any Subsidiary, the Borrower shall repay the Acquisition Loan in an amount equal to such Net Proceeds.

(d)    Within 90 days after the last day of each fiscal quarter, the Borrower shall prepay the Equipment Loan from the net proceeds of any Equipment sold during such quarter that have not been reinvested in similar equipment and like or greater value prior to such 90th day.

(e)    Any prepayment of the Acquisition Loan or the Equipment Loan shall be applied to the remaining installments of the Acquisition Loan or the Equipment Loan, as the case may be, in inverse order of maturity.

(k)    Section 7.13 of the Credit Agreement is hereby amended to read as follows:

SECTION 7.13    Use of Proceeds. The Borrower shall use the proceeds of the Additional Equipment Loan, the Additional Real Estate Loan and the Acquisition Loan to make the Harmon Acquisition and to repay indebtedness of Harmon and shall use the proceeds of other Advances to finance the working capital requirements of the Borrower and its Subsidiaries.

3.    Conditions to Effectiveness. This amendment shall become effective on the date on which the following conditions have been satisfied or waived:

(a)    The Bank shall have received this amendment, executed and delivered by the Borrower;

(b)    Each Guarantor shall have executed and delivered an acknowledgment and consent to this amendment substantially in the form of Exhibit A hereto;

(c)    The Borrower shall have executed and delivered to the Bank an Acquisition Note, an Additional Real Estate Note, an Additional Equipment Note and a replacement Working Capital Note in form and substance satisfactory to the Bank;

(d)    The Bank shall have received evidence in form and substance satisfactory to it to the effect that (i) the total financing requirements for the Harmon Acquisition shall not exceed the sum of $[4,005,000.00] plus the principal of and accrued interest on of the debt and related fees owed by Harmon to [Southwest Bank], (ii) the Harmon Acquisition shall be consummated on the Amendment Effective Date in all material respects in accordance with the terms hereof and the terms of the Asset Purchase Agreement previously delivered to the Bank (and without the waiver or amendment of any substantive terms thereof not approved by the Bank) and (iii) upon the consummation of the Harmon Acquisition, the Bank shall have a perfected first priority mortgage, security interest or other lien in all of the properties and assets acquired by Turbeco, Inc. from Harmon;

(e)    The Bank shall have received evidence satisfactory to it that (i) the indebtedness owed by Harmon to [Southwest Bank] (the “Existing Bank Debt”) will be repaid in full on the Amendment Effective Date with proceeds of the Loans to be made on such date and (ii) all Liens securing the Existing Bank Debt will be released and extinguished on such date, and the Bank shall have received an acknowledgment of the repayment of the Existing Bank Debt and the termination of such Liens in form and substance acceptable to it;

(f)    The Bank shall have received a Deed of Trust executed and delivered by Turbeco, Inc. with respect to the real property acquired by it pursuant to the Harmon Acquisition;

(g)    The Bank shall have received payment of all other amounts due and payable under the Credit Agreement on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement of all expenses required to be reimbursed or paid by the Borrower;

(h)    The Bank shall have received the results of a recent lien search in each of the jurisdictions in which UCC financing statements or other filings or recordations should be made to evidence or perfect security interests in all assets of the Harmon, and such search shall reveal no Liens on any of the assets of Harmon, except for Permitted Liens and Liens to be released pursuant to Section 3(e); and

(i)    Each document (including any UCC financing statement) required by the Security Documents or under law or reasonably requested by the Bank to be filed, registered or recorded in order to create in favor of the Bank a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been filed, registered or recorded or shall have been delivered to the Bank in proper form for filing, registration or recordation.

4.    Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

(a)    This amendment has been duly authorized by all necessary corporate action and constitutes the binding obligation of the Borrower.

(b)    Each of the representations and warranties made by the Borrower or its Subsidiaries in or pursuant to the Credit Agreement and the other Credit Documents is true and correct in all material respects as of the date hereof, as if made (after giving effect to this amendment) on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct in all material respects as of such specified date.

(c)    After giving effect to this amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

5.    Continuing Effect of the Credit Agreement. This amendment shall not constitute a waiver of any provision of the Credit Agreement and shall not be construed as a consent to any action on the part of the Borrower that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Credit Documents except as expressly stated herein. The Borrower hereby confirms and ratifies the Credit Agreement and each of the other Credit Documents as amended hereby and acknowledges and agrees that the same shall continue in full force and effect as amended hereby.

6.    Reference to the Credit Agreement. Upon the effectiveness of this amendment, each reference in the Credit Agreement to “this Credit Agreement,”“hereunder,”“herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and affected hereby.

7.    Counterparts. This amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original or facsimile form and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.    References. The words “hereby,”  “herein,”  “hereinabove,”  “hereinafter,”  “hereinbelow,”  “hereof,”  “hereunder” and words of similar import when used in this amendment shall refer to this amendment as a whole and not to any particular article, section or provision of this amendment. References in this amendment to a section number are to such sections of the Credit Agreement unless otherwise specified.

9.    Headings Descriptive. The headings of the several sections of this amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this amendment.

10.   Governing Law. This amendment shall be governed by and construed in accordance with the law of the State of Texas, without regard to such state’s conflict of laws rules.

11.   Payment of Expenses. The Borrower shall pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

12.   Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties are signing this amendment as of the date first above written.

FLOTEK INDUSTRIES, INC.

By: /s/ Jerry. D. Dumas
Name: Jerry D. Dumas, Sr.
Title: Chairman and Chief Executive Officer

[Signature Page to First Amendment to Credit Agreement]

WELLS FARGO BANK

By: /s/ Chad Johnson
Name: Chad Johnson
Title: Assistant Vice President

[Signature Page to First Amendment to Credit Agreement]

Exhibit A